                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 12.1

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                             YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED   YEAR ENDED
                                              MARCH 31,     MARCH 31,     MARCH 31,     MARCH 31,    MARCH 31,
                                                2006          2005          2004          2003         2002
                                             ----------    ----------    ----------    ----------   ----------
Consolidated pretax income (loss) from
   continuing operations                     $  (17,946)      (27,352)      (16,944)        2,223       (2,948)

Net amortization of debt issuance expense         3,001         2,487         2,191         1,626        1,420

Interest expense                                 34,623        31,600        31,984        27,048       28,553

Interest portion of rental expense                1,059         1,423         1,442         1,507        1,579
                                             ----------    ----------    ----------    ----------   ----------

   Earnings                                  $   20,737         8,158        18,673        32,404       28,604
                                             ==========    ==========    ==========    ==========   ==========

Interest expense                             $   34,623        31,600        31,984        27,048       28,553

Net amortization of debt issuance expense         3,001         2,487         2,191         1,626        1,420

Interest portion of rental expense                1,059         1,423         1,442         1,507        1,579
                                             ----------    ----------    ----------    ----------   ----------

   Fixed Charges                             $   38,683        35,510        35,617        30,181       31,552
                                             ==========    ==========    ==========    ==========   ==========

   Ratio of Earnings to Fixed Charges        $       (a)           (a)           (a)        1.07x           (a)
                                             ==========    ==========    ==========    ==========   ==========

(a) The deficiency in earnings required to cover fixed charges for the fiscal years ended March 31, 2006, 2005, 2004 and 2002 was $17,946, $27,352,
      $16,944 and $2,948, respectively. The deficiency in earnings to cover fixed charges is computed by subtracting earnings before fixed charges, income taxes and discontinued operations from fixed charges. Fixed charges consist of interest expense, net amortization of debt issuance expense (recorded as a component of interest expense in the consolidated financial statements), and that portion of operating lease rental expense which we deem to be representative of interest. The deficiency in earnings required to cover fixed charges includes depreciation of property, plant and equipment and amortization of goodwill and other assets and non-cash charges which are reflected in cost of sales, selling, general and administrative expenses and other expense, in the following amounts (in thousands):

                                    FISCAL YEAR ENDED MARCH 31,
                          ---------------------------------------------
                             2006        2005        2004       2002
                          ---------   ---------   ---------   ---------
Depreciation              $  19,130   $  22,594   $  23,587   $  26,209
Amortization                    353         457         675       4,175
Non-cash charges, net         2,665       1,768       3,753       4,723
                          ---------   ---------   ---------   ---------
  Total                   $  22,148   $  24,819   $  28,015   $  35,107
                          =========   =========   =========   =========

                                       93